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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 17, 2006

                             SOUTHWEST WATER COMPANY
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                     0-8176                95-1840947
(State or Other Jurisdiction of     (Commission            (IRS Employer
 Incorporation or Organization)     File Number)        Identification Number)


                              ONE WILSHIRE BUILDING
                       624 SOUTH GRAND AVENUE, SUITE 2900
                       LOS ANGELES, CALIFORNIA 90017-3782
          (Address of Principal Executive Offices, including zip code)

                                 (213) 929-1800
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01      Entry into a Material Definitive Agreement

     On March 27, 2006, the Compensation and Organization Committee of Southwest Water Company (the "Company") established financial goals and performance-based measures for awards under the Company's 2006 bonus plan applicable to the Company's executive officers. The maximum annual incentive payout amount is based on a percentage of salary, ranging from a maximum of 100% of base salary for the Chief Executive Officer and President and Chief Operating Officer, and from 20% to 70% of base salary for the other executive positions. Specific performance objectives vary by executive. Most executive officers have a portion of their bonus opportunity tied to (i) earnings per share targets, (ii) continuing operations profit before taxes targets and (iii) discretionary individual performance objectives. The Chief Executive Officer's bonus opportunity is based upon 100% discretionary individual performance objectives. The President and Chief Operating Officer's bonus opportunity is based 25% upon earnings per share targets, 25% upon continuing operations profit before taxes targets, and 50% upon discretionary individual performance objectives. Additional performance targets applying to certain of the other executive officers include Utility Group profitability. For any executive, a bonus can be paid for meeting one objective while another objective is not met, which would be reflected in a lower total bonus amount.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                       SOUTHWEST WATER COMPANY


                                       By:      /S/ SHELLEY A. FARNHAM
                                                --------------------------------
                                                Shelley A. Farnham
                                                V.P. Human Resources & Secretary


Dated:  March 27, 2006